NON-COMPETlTION AGREEMENT

     This Non-competition Agreement (this "Agreement") is entered into as of December 20, 2005 by and between William M. Gilfillan, residing at 25 Sunnywoods Drive, Huntington Station, New York, 11746 (the "Executive") and Flushing Financial Corporation, a Delaware corporation ("FFC"). Terms not defined herein shall have the meanings ascribed to them in the Merger Agreement.

                              W I T N E S S E T H:

     WHEREAS, pursuant to an Agreement and Plan of Merger, dated as of December 20, 2005 (the "Merger Agreement"), by and between FFC and Breezy, a Delaware corporation ("Breezy"), Breezy will merge with and into FFC (the "Merger");

     WHEREAS, the Merger Agreement provides that subsequent to consummation of the Merger, Breezy Bank shall be merged with and into FFC Savings Bank, FSB;

     WHEREAS,   Section   6.11  of  the  Merger   Agreement   requires   that  a
Non-competition agreement be executed and delivered by each of the Executive and FFC as a condition precedent to the consummation of the Merger;

     WHEREAS, the parties hereto recognize and acknowledge that this Agreement is necessary to protect the business and goodwill acquired by FFC in connection with the Merger,

     WHEREAS, Breezy and the Executive are parties to an Employment Agreement, dated as of December 15, 2004 (the "Employment Agreement") pursuant to which Executive has agreed not to compete within a 25-mile radius of any office of Breezy and Breezy Bank; and

     WHEREAS, in connection with the Merger, the Employment Agreement shall be amended and the Executive, FFC and Breezy shall enter into a Settlement Letter, which among other things, shall provide for the execution of this Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, including the payments to be made to the Executive pursuant to Section 6 of this Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Non-competition. For a period of two years after the Effective Time of the Merger (the "Effective Date"), the Executive shall not, without the prior written consent of FFC, directly or indirectly, whether or not for compensation, engage or invest in, own, manage, operate, finance, control, or participate in the ownership, management, operation, financing, or control of, be employed by, associated with, or in any manner connected with, lend Executive's name or any similar name to, lend Executive's credit to, or render services or advice to, any business, including a savings bank, savings and loan association, savings and loan holding company, bank, bank holding company, mortgage company or similar type financial institution, or any direct or indirect subsidiary or affiliate of such entity, whose products or activities compete in whole or in part with the products or activities of FFC or its subsidiaries within a twenty-five (25) mile radius of the offices of FFC or any of its subsidiaries (the "Noncompete Area"), provided, however, that the Executive may purchase or otherwise acquire up to (but not more than) five percent of any class of securities of any enterprise (but without otherwise participating in the activities of such enterprise) if such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934. The Executive agrees that this covenant is reasonable with respect to its duration, geographical area, and scope. In the event of a breach by the Executive of any covenant set forth in this Section 1 of this Agreement, the term of such covenant will be extended by the period of the duration of such breach;

     2. Nonsolicitation. The Executive will not, directly or indirectly, either for himself or any other Person, (i) induce or attempt to induce any employee of FFC to leave the employ of FFC, (ii) in any way interfere with the relationship between FFC and any employee of FFC, (iii) employ, or otherwise engage as an employee, independent contractor, or otherwise, any employee of FFC, or (iv) induce or attempt to induce any customer, supplier, licensee, or business relation of FFC to cease doing business with FFC, or in any way interfere with the relationship between any customer, supplier, licensee, or business relation of FFC. The Executive will not, directly or indirectly, either for himself or any other Person (which term shall include an individual, trust, estate, corporation, limited liability company, savings bank, savings and loan association, savings and loan holding company, bank, bank holding company, mortgage company or similar type financial institution) solicit the business of any Person known to the Executive to be a customer of FFC, whether or not the Executive had personal contact with such Person, with respect to products or activities which compete in whole or in part with the products or activities of FFC.

     3. Nondisparagement. The Executive will not, at any time during or after the two-year period, disparage FFC or its subsidiaries, or any of its shareholders, directors, officers, employees, or agents.

     4. Notification of Employment. Executive will, for a period of two years after the Effective Date, within ten days after accepting any employment, advise FFC of the identity of any employer of the Executive. FFC may serve notice upon each such employer that the Executive is bound by this Agreement and furnish each such employer with a copy of this Agreement or relevant portions thereof.

     5. Confidentiality. The Executive acknowledges and agrees to treat as confidential all information known or obtained by the Executive, whether before or after the date hereof, concerning Breezy's or FFC's or their respective subsidiaries' records, properties, books, contracts, commitments and affairs, including but not limited to, information regarding accounts, shareholders, finances, strategies, marketing, customers and potential customers and other information of a similar nature (such information, "Confidential Information"). The Executive agrees that he will not, at any time, disclose to any unauthorized Persons, or use for his own account or for the benefit of any third party any Confidential Information, whether or not the Confidential Information is embodied in writing or other physical form, without FFC's express written consent, unless and to the extent that such Confidential Information is or becomes generally known to and available for use by the public other than as a result of Executive's fault or the fault of any other Person bound by a duty of confidentiality to FFC.

     6. Compensation. In consideration of the covenants contained in this Agreement, FFC shall pay the Executive the sum of five hundred fifty thousand Dollars ($525,000), which shall be paid in accordance with the following schedule: On the Effective Date, FFC shall pay the sum of two hundred sixty two thousand and five hundred Dollars ($262,500), less applicable withholding taxes, to the Executive. Thereafter, on the first anniversary of the Effective Date, FFC shall pay the remaining two hundred sixty two thousand and five hundred Dollars ($262,500), less applicable withholding taxes, to the Executive or his estate.

     7. Remedies. The parties hereto, recognizing that irreparable injury will result to FFC, its business and property in the event of the Executive's breach of this Agreement, hereby consent, in the event of any such breach by the Executive, to an injunction in favor of FFC, in addition to any other remedies and damages available, to restrain the violation hereof by the Executive, the Executive's partners, agents, servants, employers, employees and all persons acting for or with the Executive. The Executive represents and admits that the Executive's experience and capabilities are such that the Executive can obtain employment in a business engaged in other industries and/or of a different nature than FFC, and that the enforcement of a remedy by way of injunction will not prevent the Executive from earning a livelihood. Nothing herein will be construed as prohibiting FFC from pursuing any other remedies available to FFC for such breach or threatened breach, including the recovery of damages from the Executive.

     8. Waiver. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law,
(a) no claim or right arising out of this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement.

     9. Successors and Assigns. This Agreement shall be binding upon the Executive and FFC and will inure to the benefit of FFC and its affiliates, successors and assigns and the Executive and the Executive's assigns, heirs and legal representatives.

     10. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of New York without regard to conflicts of laws principles.

     11. Severability. If any provision in this Agreement is declared or determined by any court to be illegal, void, or unenforceable, the illegality or unenforceability of such provision shall have no effect upon, and shall not impair, the enforceability or validity of any other provisions in this Agreement. If any of the covenants set forth in this Agreement are held to be unreasonable, arbitrary, or against public policy, such covenants will be considered divisible with respect to scope, time, and geographic area, and in such lesser scope, time and geographic area, will be effective, binding and enforceable against the Executive.

     12. Arbitration. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a single arbitrator selected mutually by FFC and Executive, which arbitration shall be conducted within the State of New York in accordance with the rules of the American Arbitration Association then in effect.

     13.   Counterparts.   This  Agreement  may  be  executed  in  one  or  more
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

     14. Termination. This Agreement shall be terminated and shall have no further force or effect if, and at such time as, the Merger Agreement is terminated.


     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.



EXECUTIVE                                     FLUSHING FINANCIAL CORPORATION



/s/ William M. Gilfillan                      By: /s/ John R. Buran
---------------------------                   ---------------------------------
                                              Name:  John R. Buran
                                              Title: President and
                                                     Chief Executive Officer